                                                                    EXHIBIT 10.1









                       CODE SHARE AGREEMENT









Portions of this document have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. These portions have been replaced in the text of the document with the language [Confidential Treatment Requested]. Such portions have been provided separately to the Securities and Exchange Commission.

                     CODE SHARING AGREEMENT

     This non-exclusive Code Sharing Agreement, dated this 15th day of July, 1997 (the "Agreement"), with American's (as defined below) AA designator code to be placed on flights operated by Hawaiian (as defined below), and the rights and obligations related thereto to commence, as of a date mutually agreed to in good faith by the Parties (as defined below) hereto, which date shall be in the fourth quarter of calendar 1997, subject to the ability of the Parties to implement all computer automation required for implementation of this Agreement by or during the fourth quarter of 1997 (the "Implementation Date"), is entered into by and between HAWAIIAN AIRLINES, INC., a Hawaii corporation, whose principal place of business is 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819 ("Hawaiian") and AMERICAN AIRLINES, INC., a Delaware corporation, whose principal place of business is 4333 Amon Carter Blvd., Fort Worth, Texas 76155. Hawaiian and American are sometimes referred to in this Agreement individually as a "Party" or "Carrier," or collectively as the "Parties" or "Carriers."

WITNESSETH:

     WHEREAS, Hawaiian and American are each certified air carriers providing air transportation services in their respective areas of operation; and

     WHEREAS Hawaiian and American desire to cooperate in providing air transportation of high quality to the traveling public by allowing American to place its designator code on certain flights operated by Hawaiian, as permitted under applicable law, regulations and policy; and

     WHEREAS, Hawaiian and American are each willing to perform in the manner and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows;

     1. Schedules to be Operated. It is the intent of the Parties that American will place its designator code on certain flights operated by Hawaiian. The Hawaiian operated Code Share Service will be marketed under not only Hawaiian's designator code HA, but also under American's AA designator code. Exhibit A attached hereto sets forth the flight segments where Code Share Service will operate commencing on the Implementation Date. The
Parties agree to meet as necessary to discuss the appropriateness of expanding or contracting the list of city-pairs on Exhibit A.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 2


     2.   Code Sharing

          a. Code Share Service. Subject to the terms and conditions of this Agreement, Hawaiian grants American the right to market to the public American's designated scheduled passenger service on any and all flights operated by Hawaiian in the markets as set forth on Exhibit A attached hereto. To the extent the flights operated by Hawaiian between city-pairs listed on Exhibit A are marketed and/or ticketed under American's AA designator code, and only when such flights are marketed and/or ticketed under American's AA designator code, they are referred to herein as the "AA Code Shared Segments". The AA Code Shared Segments shall be marketed to the public using the AA designator code. AA shall at all times indicate that Hawaiian is the operator. The Parties shall reasonably cooperate to ensure that reservations, sales and passenger handling services for passengers on AA Code Shared Segments using tickets identifying American in the carrier box ("Code Shared Passengers") are provided in the most efficient manner that best meets the needs of all Code Shared Passengers.

          b. Control of AA Code Share Segments. Hawaiian shall have the sole responsibility for and control over, and American shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of Hawaiian's operations, including, without limitation, scheduling, pricing, planning of flight itineraries and routings, reservations, control/yield management, dispatch, fueling, weight and balance, flight release, maintenance, flight operations and compliance with applicable rules and regulations. Flights operated by Hawaiian shall be operated with its crews and its owned or leased aircraft.

          c.   Code Share Flight Procedures.  Detailed
procedures for implementing this Agreement and for managing the ongoing code share services to be provided hereby are set forth in a procedures manual to be prepared by the Parties in conjunction with this Agreement. Such procedures manual, as it may be amended or supplemented by the Parties from time to time, is, to the extent not in conflict or inconsistent with the provisions set forth in this Agreement, incorporated herein and made a part of this Agreement. Any provisions set forth in the procedures manual which conflict with the provisions set forth in this Agreement shall not be deemed to amend this Agreement and shall be superseded hereby. The foregoing manual, as amended and supplemented from time to time, is hereinafter referred to as the "Procedures Manual."

     3. Frequent Flyer Program. American shall be solely responsible for awarding any frequent flyer miles for Code Shared Passengers traveling on AA Code Shared Segments and will seek no reimbursement for such mileage from Hawaiian. Except as otherwise specified in the AAdvantage Participating Carrier Agreement, as amended, between the Parties, American shall not be entitled to issue AAdvantage Award tickets for travel on the AA Code Shared Segments; provided, however, that in the event that American issues an AAdvantage Award ticket for travel on an AA Code Shared Segment, Hawaiian shall provide prompt written notice

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 3


to American that an AAdvantage Award ticket had been issued for an AA Code Shared Segment. Hawaiian shall receive, and American shall pay,
[Confidential Treatment Requested] for any uplifted
AAdvantage Award ticket (which amount shall be billed as an exceptional item to American through the normal ACH procedures).

     4.   Flight Display.

          a. To the extent reasonably possible, American shall include AA Code Shared Segments in the availability and fare displays of all computerized reservations systems in which Hawaiian and American participate, the Official Airline Guide ("OAG"), American's timetables and American's internal reservation systems, using the AA designator codes. Hawaiian and American shall take all necessary measures to ensure the display of AA Code Shared Segments in accordance with the preceding sentence. American shall publish, to the extent permitted by governmental rules and regulations, AA Code Shared Segments in Airline Guides, CRSs and its own reservations system. Hawaiian shall supply AA with the necessary schedule information. A separate set of American flight numbers will be assigned for American designator AA Code Shared Segments.

          b. Hawaiian and American shall disclose and identify the AA Code Shared Segments to the public as actually being a flight of and operated by Hawaiian, in at least the following ways:

               i.   a symbol will be used in timetables and
computer reservation systems indicating that AA Code Shared
Segments are actually operated by Hawaiian;

               ii.  American advertising concerning AA Code
Shared Segments and American reservationists will disclose the operator of each flight; and

               iii. in any other manner prescribed by law.

          c. American agrees to pay any costs incurred for the publication of the AA Code Shared Segments in the Airline Guides, CRSs and reservations systems, CRS vendor booking fees and transaction fees and Hawaiian agrees to allow normal Interline Service Charge and ticketing fees as outlined in paragraph 7.c. below.

     5.   Airport Operational Assistance.

          a. Hawaiian's customer service standards will be followed without discrimination against American's passengers. Both Parties shall reasonably cooperate to coordinate and maintain their schedules to minimize passenger waiting time and to maximize the convenience of passengers who are connecting between Hawaiian and American for the AA Code Shared Segments.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 4


          b. Hawaiian and American will develop jointly, to the extent practicable, signage and identification as needed for display at all Hawaiian stations described in Exhibit A hereto. [Confidential Treatment Requested.] The
Parties also agree to develop jointly, to the extent practicable and necessary, information pamphlets and/or ticket jacket inserts explaining the AA Code Shared
Segments.

          c.   Both Parties agree to cooperate to
accommodate Code Shared Passengers experiencing flight irregularities that affect AA Code Shared Segments, and not to forebear from providing assistance because the other Party may have been responsible for the flight irregularity, in which case the Party responsible for the flight irregularity shall bear all related costs associated with accommodating the Code Shared Passengers who have been affected. Code Shared Passengers inconvenienced due to flight irregularities in AA Code Shared Segments shall be reaccommodated in accordance with the procedures set forth in Exhibit B.

     6.   Announcements.

          a. Announcements. Hawaiian shall use its best efforts to make appropriate announcements to all passengers on the AA Code Shared Segments and in those airports where AA Code Shared Segments originate in order to promote the cooperative service. American shall use its best efforts to make appropriate announcements to all passengers on American's flights terminating in HNL in order to facilitate
transfer of Code Shared Passengers.   Such announcements
shall be jointly developed between the Parties and approved in writing prior to their use.

          b.   Press Release.  Except as required by
applicable law, neither Party shall issue any written press release concerning this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed).

     7.   Pricing and Revenue Accounting.

          a. Fares. American shall establish through fares applicable to itineraries that include both an American operated segment between the continental United States and Hawaii, and an AA Code Shared Segment. American shall not establish or publish local, inter-island fares applicable for carriage on AA Code Shared Segments. Nothing in this section shall in any way be deemed to limit American's right to establish or publish local, inter-island fares for local, inter-island flights other than AA Code Shared Segments.

          b.   Carriage and Tariff Rules.  Hawaiian and
American shall jointly develop those policies and procedures for AA Code Shared Segments that need to be uniform in order for the services to be provided in a seamless manner. Except to the extent otherwise provided in this Agreement, in the event of a conflict or inconsistency between the policies and procedures

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 5


of Hawaiian and the Conditions of Carriage of American which cannot be resolved through mutual cooperation of the Parties, Hawaiian shall be entitled to conduct its services with respect to Code Shared Passengers in conformity with its own procedures.

          c. Revenue Proration. The amount specified in Exhibit C shall be allocated to Hawaiian for each passenger traveling on an AA Code Shared Segment, whose ticket includes the AA designator code in the carrier code box. Tickets subject to the amounts specified in Exhibit C may only be issued on AA '001' or HA '173' traffic documents, including neutral ARC and IATA traffic documents validated with AA '001' or HA '173' form numbers. [Confidential Treatment Requested.] Except for the prorate amounts and other charges specifically noted herein, in Exhibit C and in the Procedures Manual, all other charges with respect to transportation furnished hereunder shall be governed by applicable tariffs, rules and regulations and, except as provided for herein, shall be settled according to the Bilateral Traffic Agreement.

          American shall request IATA to publish reference in the IATA Prorate Manual - Passenger indicating that HA provisos shall apply to the AA Code Shared Segments, other than those segments between Honolulu and Maui.

          d. Baggage. With respect to excess baggage charges, the Party collecting the excess baggage charges for passengers ticketed for travel on AA Code Shared Segments shall retain such charges. Baggage handling and settlement of baggage claims for passengers ticketed for travel on AA Code Shared Segments will take place in accordance with the Bilateral Traffic Agreement. The use of the AA designator code for AA Code Shared Segments does not extend to system mail contract rates between each Carrier and the U.S. Postal Service.

          e. Inventory Access. American shall have access to Hawaiian's inventory through an automated computerized interface, which both Parties shall maintain throughout the term of this Agreement, to expedite the sale of inventory on the AA Code Shared Segments. Detailed procedures for implementing and maintaining seat inventory access are set forth in the Procedures Manual. The Parties shall map inventory classes of American to inventory classes of Hawaiian as set forth on Exhibit C.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 6


     8.   Traffic Document Issuance, Billing and Settlement.

          a.   Traffic documents for use on AA Code Shared
Segments may be issued by either Party, or third parties with whom the Parties from time to time have interline traffic agreements, as for any other flight of American or Hawaiian.

          b. The acceptance of traffic documents used in connection with the AA Code Shared Segments, and settlements between the Parties for documents honored by the Parties, shall be governed by the same procedures as those set forth in the Bilateral Traffic Agreement and the ACH Manual, except as described below.

          c. All flight coupons (including those issued by American showing American's designator code in the carrier code box of the flight coupon ("American Tickets")) used and honored on AA Code Shared Segments shall be uplifted and retained by Hawaiian, which shall be responsible for processing and billing of such documents as follows:

               i.   Hawaiian shall bill uplifted flight
coupons to the carrier, whose traffic documents were used to issue such ticket (the "Ticketing Carrier"), other than American, using the applicable ACH or IATA interline settlement process. Hawaiian will bill American for prorate amounts as designated in Section 7 and Exhibit C on tickets issued on Hawaiian's '173' or American's '001' traffic documents.

               ii. In the case of tickets on AA Code Shared Segments issued by third parties, should Hawaiian not have an interline traffic agreement with the Ticketing Carrier, Hawaiian will bill such flight coupons to American as set forth in the Procedures Manual. The value of flight coupons billed to American under this Section 8.c.ii shall be equal to the value such coupons would have had if issued by American.

               iii. In the event that Hawaiian is unable to obtain satisfactory settlement of interline accounts with any third party (other than those referenced in Section 8.c.ii above) that issued tickets on AA Code Shared Segments, American shall use commercially reasonable efforts to assist Hawaiian in settling such accounts. In no event, however, shall American be required to reimburse Hawaiian for any losses incurred due to unsatisfactory interline account settlements with third parties.

               iv.  To support interline billing to third
parties and involuntary rerouting and refunding of tickets issued by third parties on AA Code Shared Segments by Hawaiian, American hereby waives endorsement requirements for Hawaiian with respect to all such tickets. American shall supply Hawaiian with written confirmation in the form attached hereto as Exhibit D confirming its blanket waiver of endorsement requirements for all ticket coupons issued for use on AA Code Shared Segments.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 7


          Invoices shall be delivered to:

          Hawaiian: Interline Payables
                       Hawaiian Airlines, Inc.
                       P.O. Box 29906
                       Honolulu, HI 96820

          American: Passenger Interline Accounting Dept.
                       American Airlines
                       P.O. Box 619616
                       Mail Drop 5338
                       DFW Airport, TX 75261-9616

          Payment shall take place in accordance with the applicable procedures of the ACH.

     9. Hawaiian's Representations and Warranties. To induce American to enter into this Agreement, and any documents contemplated hereby Hawaiian makes the following representations and warranties, each of which shall survive the execution and delivery of this Agreement.

          a. Hawaiian is a corporation duly incorporated under the laws of the Territory of Hawaii and is validly existing in good standing under the laws of the State of Hawaii and has its chief executive office in Honolulu, Hawaii;

          b. Hawaiian is a duly certificated air carrier under 14 C.F.R. Part 121;

          c. All services performed by Hawaiian pursuant to this Agreement shall be conducted and all of its personnel shall at all times meet and be in full compliance with any and all applicable federal, state and local laws, orders, rules and regulations of all governmental agencies having jurisdiction over its operations, including but not limited to the U.S. Department of Transportation ("DOT") and the U.S. Federal Aviation Administration ("FAA");

          d. Hawaiian has the requisite corporate power and authority to enter into and perform its obligations under this Agreement;

          e.   The execution and delivery of, and the
performance by Hawaiian of its obligations under, this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings are necessary in conjunction therewith. This Agreement has been duly executed and delivered by Hawaiian, and, assuming due authorization, execution and delivery by American, this Agreement constitutes the legal, valid and binding obligation of Hawaiian, enforceable against Hawaiian in accordance with the terms and conditions hereof,

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 8


except as enforceability may be limited or modified by the effect of bankruptcy, insolvency or other similar laws affecting creditors' rights generally and the application of general principles of equity and public policy;

          f.   Neither the execution, delivery or
performance by Hawaiian of this Agreement, nor the consummation by Hawaiian of any of the transactions contemplated hereby will (i) contravene or conflict with or cause a default under (A) any applicable law, rule or regulation binding on Hawaiian, or (B) any provision of the Charter or Certificate of Incorporation or the Bylaws or similar organization instruments or rules of Hawaiian, or
(ii) result in the breach of any agreement or instrument to which Hawaiian is a party or by which it is bound except where such conflict, contravention or breach would not have a material adverse effect on Hawaiian and its subsidiaries taken as a whole or on its ability to perform its obligations hereunder;

          g.   Neither the execution, delivery or
performance by Hawaiian of this Agreement, nor the consummation by Hawaiian of any of the transactions described herein, requires the consent or approval of, or the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any competent authority, any trustee or holder of any indebtedness or obligation of Hawaiian, any stockholder of Hawaiian, or any other person or entity, except for where the failure to obtain such consent or approval, to give notice, to record or file any documents or to take such other action would not have a material adverse effect on Hawaiian or a material adverse effect on the transactions described in the Agreement; and

          h. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and the termination hereof.

     10. American's Representations and Warranties. To induce Hawaiian to enter into this Agreement, and any documents contemplated hereby, American makes the following representations and warranties, each of which shall survive the execution and delivery of this Agreement.

          a. American is a corporation duly incorporated and is validly existing in good standing under the laws of the State of Delaware and has its chief executive office in Fort Worth, Texas;

          b. American is a duly certificated air carrier under 14 C.F.R. Part 121;

          c.   All services performed by American
pursuant to this Agreement shall be conducted and all of its personnel shall at all times meet and be in full compliance with any and all applicable federal, state and local laws, orders, rules and regulations of all governmental

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 9


agencies having jurisdiction over its operations, including but not limited to the DOT and the FAA;

          d. American has the requisite corporate power and authority to enter into and perform its obligations under this Agreement;

          e.   The execution and delivery of, and the
performance by American of its obligations under, this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings are necessary in conjunction therewith. This Agreement has been duly executed and delivered by American, and, assuming due authorization, execution and delivery by Hawaiian, this Agreement constitutes the legal, valid and binding obligation of American, enforceable against American in accordance with the terms and conditions hereof, except as enforceability may be limited or modified by the effect of bankruptcy, insolvency or other similar laws affecting creditors' rights generally and the application of general principles of equity and public policy;

          f.   Neither the execution, delivery or
performance by American of this Agreement, nor the consummation by American of any of the transactions contemplated hereby, will (i) contravene or conflict with or cause a default under (A) any applicable law, rule or regulation binding on American, or (B) any provision of the Charter or Certificate of Incorporation or the Bylaws of American, or (ii) result in the breach of any agreement or instrument to which American is a party or by which it is bound except where such conflict, contravention or breach would not have a material adverse effect on American and its subsidiaries taken as a whole or on its ability to perform its obligations hereunder;

          g.   Neither the execution, delivery or
performance by American of this Agreement, nor the consummation by American of any of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any competent authority, any trustee or holder of any indebtedness or obligation of American, any stockholder of American, or any other person or entity, except for where the failure to obtain such consent or approval, to give notice, to record or file any documents or to take such other action would not have a material adverse effect on American or a material adverse effect on the transactions described in the Agreement; and

          h. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and the termination hereof

     11.  Independent Parties.

          a.   Independent Contractor. It is expressly
recognized and agreed that each Carrier, in its performance and otherwise in this Agreement, is and shall be engaged and acting

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 10


as an independent contractor and in its own independent and separate business; that each Carrier shall retain complete and exclusive control over its staff and operations and the conduct of its business; and that, except as otherwise set forth herein, each Carrier shall bear and pay all expenses, costs, risk and responsibilities incurred by it in connection with its obligations under this Agreement. Neither Party nor any of its officers, directors, employees, representatives or agents shall in any manner, directly or indirectly, expressly or by implication, be deemed to be, or make any representation or take any action which may give rise to the existence of any employment, agent, partnership, or other like relationship as between Hawaiian and American but each Carrier's relationship with respect to the other
Carrier in connection with this Agreement is and shall always be that of an independent contractor. Nothing contained in this Agreement is intended to limit or condition either Party's control over the other Party's operation or the conduct of its business as an air carrier.

          b. Directors, Officers, Agents, Employees. No director, officer, agent or employee of either Party shall be charged personally or held contractually liable by or to the other Party under any term or provision of this Agreement or any supplement, modification or amendment to this Agreement or because of any breach hereof or thereof.

          c.   Not a Partnership. The terms of this
Agreement, including its exhibits, or any amendment, supplement or modification to this Agreement shall not be construed or interpreted at any time to mean that the business relationship between Hawaiian and American is a partnership.

          d. Status of Employees. The employees, agents and/or independent contractors of Hawaiian shall be employees, agents and/or independent contractors of Hawaiian for all purposes and under no circumstances shall be deemed to be employees, agents and/or independent contractors of American. The employees, agents and/or independent contractors of American shall be employees, agents and/or independent contractors of American for all purposes and under no circumstances shall be deemed to be employees, agents and/or independent contractors of Hawaiian. Neither Party shall have any supervisory power or control over any employees, agents and/or independent contractors employed by the other Party at any time.

          e.   Liability for Employee Costs.  Each
Carrier, with respect to its own employees (hired directly or through a third party), accepts full and exclusive liability for the payment of workers' compensation and/or employer's liability (including insurance premiums where required by law) and for the payment of all taxes, contributions or other payments for unemployment compensation, vacations, or old age benefits, pensions and all other benefits now imposed upon employers with respect to its employees by any government or agency thereof or any other third party
(whether measured by the wages, salaries, compensation or other remuneration paid to such employees or otherwise) and each Carrier further agrees to make such

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 11


payment and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments

     12.  Indemnification and Insurance.

          a. Hawaiian Indemnification. Hawaiian shall indemnify, defend and hold harmless American and its Affiliates and their respective directors, officers, employees and agents (individually a "Marketing Carrier
Indemnified Party") from and against any and all claims, suits, penalties, liabilities, judgments, fines, losses and expenses of any nature or kind ("Damages") arising out of, caused by or occurring in connection with (or alleged to arise out of, be caused by or be occurring in connection with):

               i. The death of or injury to persons, or delay or loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, Hawaiian (including, for the avoidance of doubt, Damages arising out of death of or injury to Code
Shared Passengers traveling on American Tickets that implement limits or conditions of liability or jurisdictional rules with respect to passenger claims that differ from those of Hawaiian), except to the extent caused by the willful misconduct of American; and

               ii. Negligent acts or omissions of Hawaiian that are in any way related to services contemplated by this Agreement;

          b. American Indemnification. American shall indemnify, defend and hold harmless Hawaiian and its Affiliates and their respective directors, officers, employees and agents (individually an "Operating Carrier Indemnified Party") from and against any and all Damages arising out of, caused by or occurring in connection with (or alleged to arise out of, be caused by or be occurring in connection with):

               i. The death of or injury to persons, or delay or loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, American, except to the extent caused by the willful misconduct of Hawaiian; and

               ii. Negligent acts or omissions of American that are in any way related to services contemplated by this Agreement, except for Damages of the type referred to in
Section 12.a. (in which event Hawaiian shall indemnify American and other Marketing Carrier Indemnified Parties notwithstanding such negligent (but not willful) acts or omissions of American); and

               iii. Passenger claims based on American's failure to properly issue and complete transportation documentation in accordance with the provisions of the standard Airlines

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 12


Clearing House or IATA ticketing procedures, including the failure to put a proper notice of the limits of liability on such documentation (it being understood that in ticketing Code Shared Passengers, American is entitled to apply the limits of liability provided for in its own
Conditions of Carriage).

          c. Indemnification Procedures. A Party (the "Indemnified Party") entitled to indemnification from the other Party under the terms of this Agreement (the "Indemnifying Party") shall provide the Indemnifying Party with written notice (an "Indemnification Notice") of any third party claim which the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party, and the Indemnifying Party shall be entitled, at its own cost and expense and by its own legal advisors, to control the defense of or to settle any such third party claim. If the Indemnifying Party fails to take any action against the third party claim that is the subject of an Indemnification Notice within thirty (30) days of receiving such notice, or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing written notice to the Indemnifying Party, pay, compromise or defend such third party claim for the account, and at the expense, of the Indemnifying Party. Except as otherwise set forth in this
Section 12.c or Section 12.d, the Indemnified Party shall not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim to which the Indemnifying Party has an indemnity obligation without the prior written consent of the Indemnifying Party.

          d.   Rights of Indemnified Party.  Each
Indemnified Party shall have the right, but not the duty, to participate in the defense of any claim or litigation with attorneys of its own choosing and at its own cost, without relieving the Indemnifying Party of any obligations hereunder. The Indemnifying Party shall have the right to elect to settle any such claim or demand, for monetary damages only, subject to the consent of the Indemnified Party; provided, however, if the Indemnified Party fails to give such consent within twenty (20) days of being requested to do so, the Indemnified Party shall assume the defense of such claim or demand and regardless of the outcome of such matter, the Indemnifying Party's liability hereunder shall be limited to the amount of any such proposed settlement.
In the event the Indemnifying Party assumes the defense of a claim or demand, the Indemnified Party shall have the right to assume control of the defense of any claim or demand from the Indemnifying Party at any time and to elect to settle such claim or demand; provided, however, the Indemnifying Party shall have no indemnification obligations with respect to such claim, demand or settlement except for the costs and expenses of the Indemnified Party incurred prior to the assumption of the defense of the claim or demand by the Indemnified Party.

          e.   Survival of Indemnification Rights and
Obligations. The rights and obligations of the Parties under this Section 12.a. and 12.b. shall survive the termination of this Agreement.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 13


          f. Insurance. Hawaiian, as the Operating Carrier shall procure and maintain aircraft hull all risks and hull war and allied perils insurances for the aircraft provided by Hawaiian, and shall cause its insurers to waive rights of subrogation against American, its officers, directors, agents, servants and employees, except in respect of claims caused by the gross negligence or willful misconduct of American, its officers, directors, agents, servants and employees. Hawaiian shall also procure and maintain comprehensive airline liability insurance including but not limited to third party, passenger, baggage, cargo and mail legal liability insurance [Confidential Treatment Requested] each occurrence. Such legal liability insurance shall contain the following provisions:

               i.   To include American, its agents,
servants and employees as additional insureds except in respect of claims caused by the gross negligence or willful misconduct of Its officers, agents, servants and employees
(the "additional insureds");

               ii.  To provide that all provisions thereof,
except the limits of liability, shall operate in the same manner as if there were a separate policy issued to each insured;

               iii. To provide that this insurance shall be primary and without rights of contribution from any other insurance carried by American;

               iv.  To provide that the additional insureds
shall have no responsibility for premium;

               v.   To provide that the cover afforded to
each additional insured by the policy shall not be invalidated by any act or omission (including misrepresentation and nondisclosure) of any other person or party of the policy provided that the additional insured so protected has not caused, contributed to or knowingly condoned the said act or omission;

               vi.  To give American at least thirty (30)
days prior written notice of policy cancellation or material change except in the case of war and allied perils where such period of notice shall be seven (7) days or such lesser period as may be available in accordance with policy conditions, and

               vii To provide that insurers accept and insure the indemnification provision included in this Agreement.

Hawaiian shall provide American with certificates of insurance evidencing such coverage within five (5) business days of the date of this Agreement and thereafter within five (5) days of the date of any subsequent renewal of such coverage.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 14


     13. Notices and Requests. Unless another address is specified in writing, all notices and requests in connection with this Agreement shall be given in writing and delivered at the address specified below, by certified U.S. mail, postage prepaid, return receipt requested, and by facsimile.

    If to Hawaiian:     Hawaiian Airlines, Inc.
                        Attn: Senior Vice President-
                              Sales & Marketing
                        3375 Koapaka Street, Suite G350
                        Honolulu, Hawaii 96819
                        Telephone:     808/838-6767
                        Facsimile:     808/838-6746

    with a copy to      Hawaiian Airlines, Inc.
                        Attn: General Counsel
                        3375 Koapaka Street, Suite G-350
                        Honolulu, Hawaii 96819
                        Telephone:808/835-3610
                        Facsimile:808/835-3687

    If to American:     American Airlines, Inc.
                        4333 Amon Carter Boulevard
                        Fort Worth, Texas 76155
                        Attn: Vice President -
                              International Affairs
                        Telephone:     (817) 967-3185
                        Facsimile:     (817) 967-3179

    With a copy to:     American Airlines, Inc.
                        4333 Amon Carter Boulevard
                        Fort Worth, Texas 76155
                        Attn: Senior Vice President and
                              General Counsel
                        Telephone:     (817) 963-1234
                        Facsimile:     (817) 967-2937

     14.  Term of Agreement.

          a. Term. This Agreement shall commence on the date hereof and shall continue for a term of five years from the Implementation Date, unless sooner terminated by either Party in accordance with this Agreement; [Confidential Treatment Requested]. This Agreement will automatically renew for additional [Confidential Treatment Requested] periods, unless terminated by either Party in writing [Confidential Treatment Requested] prior to the desired termination date.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 15


          b. Termination as a Result of Changes of Law. In the event there is any change in treaties, statutes or regulations of air transportation that materially affects the rights and/or obligations presently in force with respect to the air transportation services of Hawaiian or American or both, relating to AA Code Shared Segments, then the Parties shall consult each other, within thirty (30) days after any of the occurrences described herein, in order to determine or seek mutual agreement as to what, if any changes to this Agreement are necessary or appropriate, including but not limited to the early termination of this Agreement.

          c. Other Termination Rights. In addition to any other provisions of this Agreement, this Agreement may be terminated, without liability, as follows:

               i. By either Party upon material default by the other Party after having given seven (7) days advance written notice to cure such material default, and the default having not been cured. Termination under this
Section 14(d)(i) shall not be effective, however, if the allegedly breaching Party shall, within seven (7) days following receipt of such notice (a) correct such breach, or
(b) if the breach cannot be completely corrected within seven (7) days, take actions reasonably contemplated to correct such breach and completely correct such breach no later than thirty (30) days following receipt of the notice.

               ii. By either Party immediately in the event the other Party shall (i) file a voluntary petition in bankruptcy; (ii) make an assignment for the benefit of creditors of all or substantially all of its assets; (iii) fail to secure dismissal of an involuntary petition or bankruptcy filed against it within sixty (60) days after the filing thereof; (iv) suspend the payment of, admit in writing its inability to pay, or generally fail to pay its debts as they become due; (v) have suspended (as declared by a clearing house) its transactions with banks and other financial institutions or have proposed or commenced a moratorium upon or extension of composition of its debts;
(vi) have issued against it any writ, execution, process, or abstract of judgment which may have a material adverse effect on such Party and which is not dismissed, satisfied or stayed within sixty (60) days; (vii) file a petition for composition, corporate reorganization, corporate liquidation, arrangement or special liquidation proceedings;
(viii) merge with or into, any other person or entity except when such Party is the surviving entity and, after such merger, the shareholders of such Party immediately prior to the merger continuing to own more than eighty percent (80%) of the ordinary equity of such Party; or (ix) sell or otherwise transfer all or substantially all of its assets to any other person or entity, or have a portion of its ordinary equity transferred to a person or entity who was not a holder of more than fifty percent (50%) of its ordinary equity prior to the transfer and is the holder of more than fifty percent (50%) after such transfer;

               iii. By either Party immediately on notice, if the other Party shall be dissolved or shall fail to maintain its corporate existence in good standing, or shall have its authority to operate as a scheduled airline suspended or revoked, either in whole or with respect to AA
Code Shared Segments, or shall cease operations as a scheduled airline;

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 16



               iv. By either Party immediately on notice if the other Party shall be cited by any government authority for any significant noncompliance with a material law, rule or regulation with respect to the marketing or operation of AA Code Shared Segments;

               v.   By either Party on thirty (30) days'
prior written notice, if a carrier, foreign or domestic, that competes with the terminating Party on a material basis, acquires majority ownership of or substantial control over the other Party;

               vi.  By American immediately on notice if:

                    1.   Hawaiian shall fail to maintain any
of its aircraft in an airworthy condition and conduct its flight operations in accordance with the standards, rules and regulations promulgated by any government authority; or

                    2.   Hawaiian shall have a completion
factor of [Confidential Treatment Requested] during any thirty (30) day period with respect to AA Code Shared
Segments (including in such calculations all flights canceled less than one (1) week prior to the date of its scheduled operation and excluding flights not completed due to weather conditions); or

                    3.   Hawaiian's operational performance
adversely impacts American's passenger handling after written notice having been given to Hawaiian three weeks earlier;

               vii. By Hawaiian immediately on notice if:

                    1.   American shall fail to maintain any
of its aircraft in an airworthy condition and conduct its flight operations in accordance with the standards, rules and regulations promulgated by any government authority; or

                    2.   American's operational performance
adversely impacts Hawaiian's passenger handling after written notice having been given to American three weeks earlier.

          d.   In the event that this Agreement is
terminated as provided herein by American pursuant to
Section 14.a, or by Hawaiian pursuant to any other Section, American shall endorse all tickets issued for travel on the AA Code Shared Segments to Hawaiian. Hawaiian shall accept all confirmed reservations for passengers traveling on such tickets as if such reservations had been booked through Hawaiian using ordinary interline procedures but giving effect to the revenue proration methodology provided for in this Agreement.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 17


          e.   In the event that this Agreement is
terminated as provided herein by Hawaiian pursuant to
Section 14.a, or by American pursuant to any other Section, American at its sole discretion, shall have the option to endorse tickets issued for travel on AA Code Shared Segments to Hawaiian or any other carrier. American shall also have the option to transfer confirmed reservations for passengers traveling on such tickets to Hawaiian or any other carrier. Whenever such tickets are endorsed to Hawaiian, the revenue proration methodology provided for in this Agreement shall apply.

     15. Costs of Systems Automation. Each Party shall pay its own expenses incurred in connection with any systems automation changes required to implement this Agreement or otherwise mutually agreed by the Parties (e.g., PNR exchange, yield management, revenue accounting, etc.) and for the routine maintenance of the same.

     16.  Trademarks and Corporate Identification

          a. It is understood and agreed that the logos, trademarks, service marks and tradenames of American shall be and remain at all times the exclusive property of American, and that the logos, trademarks, service marks and tradenames of Hawaiian shall be and remain at all times the exclusive property of Hawaiian. Neither Party shall use the logos, trademarks, service marks and tradenames of the other Party without the other Party's prior written consent.

          b. Each Party agrees that, should any right, title or interest in or to the other Party's logos, trademarks, service marks or tradenames become vested in it
(by operation of law or otherwise) by reason of this Agreement, it shall hold the same in trust for the other
Party and shall, at the request of such Party, forthwith unconditionally assign any such right, title or interest to such Party.

          c.   i.   From time to time each Party may provide
to the other certain art work, drawings, or technical information and advice for the purpose of assisting such other Party in the advertising and promotion of the AA Code Shared Segments. All such drawings, technical information and advice will be treated by the receiving Party as confidential and proprietary information of the providing Party and will use it only for those purposes specifically authorized by the providing Party in advance and in writing.

               ii.  Each Party agrees that all advertising
and promotional materials promoting the AA Code Shared Segments will meet the quality and presentation standards of both Parties hereto, as such standards are determined by each Party in its sole discretion.

               iii. Each Party shall, in all cases, be the sole judge in determining the acceptability of both the quality and presentation of advertising and promotional materials using its tradenames or trademarks.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 18


               iv   Each Party shall be responsible for
providing agreed upon promotional material to its own authorized agents and airport locations.

     17.  Taxes.

          a.   Subject to Section 17.c, any income or
franchise taxes (or taxes of a similar nature) on the revenues or income from the sale of air transportation hereunder shall be the responsibility of and be paid by Hawaiian.

          b.   Each Party shall pay any other taxes,
including sales taxes, use taxes, excise taxes, value added taxes, gross receipts taxes, withholding taxes, import and export duties, including without limitation all related fees, licenses or assessments and shall pay any interest or penalty thereon (together with income, franchise and similar taxes referred to in Section 17.a hereinafter collectively referred to as the "Taxes"), imposed by any federal, state, provincial, local, municipal, airport, port or foreign authority levied upon it by operation of applicable law. It is understood that the Ticketing Carrier will collect, report and remit to the taxing authorities any noninterlineable Taxes levied on sales of air transportation. It is further understood that the Ticketing Carrier shall collect, report and credit to the account of Hawaiian with ACH any interlineable Taxes levied in connection with the sale of AA Code Shared Segments. Hawaiian shall remit to tax authorities all such interlineable Taxes.

          c.   Each Party further agrees to indemnify,
defend and hold the other Party harmless from and against any and all Taxes levied upon the indemnifying Party (or for which it is otherwise responsible) but paid by the indemnified Party, resulting from any transaction or activity contemplated by this Agreement. If either Party receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any Tax (collectively an "Assessment"), that the other Party would be responsible for paying, directly or through an indemnification claim pursuant to this Section 17.c, then the indemnifying Party shall have the right to defend or contest such Assessment or imposition in accordance with the procedures set forth in Sections 12.c and 12.d of this Agreement and the indemnified Party shall have the right to participate in such defense or contest in accordance with such procedures. The foregoing indemnity shall survive termination of this Agreement.

     18.  Covenant to Comply with All Laws

          a. In performing its obligations under this Agreement, each Party shall fully comply with, and have all licenses under, all applicable federal, state, and local laws of the United States, including rules and regulations promulgated by the U.S. National Transportation Safety
Board, the DOT, the FAA and the U.S. Department of Defense.

          b. Each Party undertakes to comply with the requirements of any applicable Workers' Compensation legislation or similar statutory insurance legislation, and shall keep

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 19


covered by legally mandated insurance all persons employed by it in connection with this Agreement. Each
Party shall indemnify the other against any Damages arising out of or relating to a failure to comply with such legal obligations, such indemnity to survive termination of this Agreement. Each Party shall, upon request by the other Party, provide evidence of such insurance coverage and compliance with such legal obligations.

          c. If either Party finds that any provisions of this Agreement are contrary to any applicable laws or governmental regulations, that Party shall notify the other
Party immediately, in writing. Such notice shall include a description of the perceived breach of regulation, along with all supporting written materials, or references thereto, to facilitate the other Party's investigation of such perceived breach.

     19. No Third Party Beneficiaries. All rights, remedies and obligations of the Parties hereunder shall accrue and apply solely to the Parties hereto and their permitted successors and assigns and there is no intent to benefit any third parties.

     20. Confidential Information. Neither Hawaiian nor American shall disclose to the other Party or be required to disclose by the other Party any information relating to its scheduling, pricing, inventory control or flight profitability. Neither Hawaiian nor American shall disclose the terms of this Agreement or any proprietary information with respect to the other obtained as a result of this Agreement, either during the term hereof or thereafter except as may be required by law or by any order of a court or administrative agency, and then upon ten (10) days' notice to the other Party. Hawaiian and American recognize that, in the course of the performance of each of the provisions hereof, each Party may be given and may have access to confidential and proprietary information of the other Party, including proposed schedule and fare changes, statistical data regarding load factors and fares, sales and promotional programs and other operating and competitive information (the "Confidential Information"). Hawaiian and American agree that each shall preserve, and shall ensure that each of its officers, directors, agents, attorneys, auditors, consultants and employees who receive Confidential Information preserve the confidentiality of the other Party's Confidential Information. This confidentiality obligation shall survive for two (2) years after the termination of this Agreement. Hawaiian and American agree to jointly seek confidential treatment of this document with the Securities and Exchange Commission.

     21. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other
Party. Any attempt to do so shall render this Agreement null and void.

     22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of law principles.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 20


     23. Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Arbitration Rules of the American
Arbitration Association. The Arbitrators shall be knowledgeable in the airline industry and shall interpret the agreement in accordance with the laws of the State of Texas. The arbitration shall take place in Los Angeles, California. Judgment upon any arbitral award contemplated above may be entered in any court having jurisdiction.

     24. Attorneys Fees. In the event an action (including arbitration) is brought to enforce or construe the provisions of this agreement, the prevailing Party in such action shall be awarded reasonable costs and attorneys' fees as part of the judgment in such action.

     25. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause the agreements contemplated herein to be unreasonable.

     26. Force Majeure. Neither Party shall be liable for delays or failure in performance in whole or in part hereunder to the extent that such delay or failure of performance is not the result of that Party's lack of reasonable diligence, if caused by any act of God, war, strike, lockout, labor dispute, fire, act of government, hurricane, or any other cause, whether similar or dissimilar, beyond the control of that Party. However, the Party relying upon this provision shall give prompt notice to the other Party of the occurrence of any event which will result in a failure or delay in performance and such other Party may terminate this Agreement upon five (5) days' advance notice if such delay is expected to exceed seven (7) days.

     27. Titles and Heading . The titles and headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

     28. Entire Agreement; Amendments Waiver. This Agreement constitutes the full and complete agreement of the Parties and supersedes any other agreement, understanding or representation, whether verbal or in writing by or between the Parties pertaining to AA Code Shared Segments. Any changes, amendments or other modifications to this Agreement shall be in writing and executed by both Parties hereto. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other subsequent breach.

Hawaiian Airlines/American Airlines
Code Sharing Agreement
Page 21


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their name and on their behalf as of the date first written above.

HAWAIIAN AIRLINES, INC.         AMERICAN AIRLINES, INC.



By:------------------------     By:------------------------
   Paul J. Casey                   Arnold J. Grossman
   President and                   Vice President -
   Chief Executive Officer         International Affairs




By:------------------------
   John L. Garibaldi
   Chief Financial Officer

Exhibit A: City-Pairs

1.   Connecting Code Share Service

Code Share Service bearing the AA code shall, at AA's discretion and subject to this Agreement, apply to as many as all flights operated by Hawaiian between HNL on the one hand and other points in the State of Hawaii on the other hand, as set forth below.

Code Share Service to be implemented on the Implementation
Date will include certain flights between:

                    HNL-LIH
                    HNL-KOA
                    HNL-ITO
                    HNL-MKK
                    HNL-LNY
                    HNL-OGG

     2.   Other Prospective Code Share Service

As mutually agreed to in writing, Code Share Service may be expanded to include flights operated by Hawaiian in the State of Hawaii that do not service HNL and may also be expanded to include [Confidential Treatment Requested].

Exhibit B: Involuntary Rerouting and Denied Boarding

1.   Involuntary Rerouting

     1.1. Provision of Services by Hawaiian

          In the event of flight interruption, cancellation, delay, or irregularity on any AA Code Shared Segment, Hawaiian shall be responsible for all passenger-related expenses, including accommodations, protection on other carriers, Flight Interruption Manifest issuance, etc.

     1.2. Policies Governing Involuntary Rerouting
          Guidelines

          Hawaiian's procedures shall apply.

2.   Oversales

     2.1. Avoiding Involuntary Denied Boarding

             Each Party shall make reasonable efforts to ensure that confirmed Code Shared Passengers shall not be denied boarding on an AA Code Shared
          Segment.

     2.2. Overbookings

          In the event that a Code Shared Passenger is denied boarding by Hawaiian, compensation shall be offered and paid by Hawaiian in accordance with any applicable governmental regulation and, in the absence of same, in accordance with Hawaiian's procedures.

3.   Payment of Denied Boarding Compensation

     3.1. Application of Hawaiian's Procedures

               Hawaiian's procedures will apply.

Exhibit C: Prorate Amount


The following amounts shall be allocated to Hawaiian as revenue for the following city-pairs:

                [Confidential Treatment Requested]

Exhibit D: Agreement for Waiver of Endorsement Requirements

American Airlines, Inc. ("American") agrees to waive endorsement requirements for Hawaiian Airlines, Inc.
("Hawaiian") as follows;

I. All flight coupons issued for the following sectors on American's '001' traffic documents or by third parties for which American has endorsement rights, but in either case naming American in the "carrier" box may be accepted without endorsement by Hawaiian.

                         ROUTES: HNL-LIH
                             HNL-KOA
                             HNL-ITO
                             HNL-MKK
                             HNL-LNY
                             HNL-OGG

II.  This agreement shall become valid as of
_________________, 199_.

III. This agreement shall terminate automatically on the date on which the Code Sharing Agreement between American and Hawaiian expires.


American Airlines, Inc.            Hawaiian Airlines, Inc.
Fort Worth, Texas                  Honolulu, Hawaii


------------------------------     -------------------------
Arnold J. Grossman                 Paul J. Casey
Vice President - International     President and Chief
   Affairs                            Executive Officer


                                   -------------------------
                                   John L. Garibaldi
                                   Chief Financial Officer